UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 24, 2009

Date of Report (Date of earliest event reported)
NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

STATE OF WASHINGTON	000-16718	91-1366564

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)
101 STEWART STREET, SUITE 700, SEATTLE, WASHINGTON 98101

(Address of principal executive offices) (Zip Code)
(206) 621-1351

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. Material Modification to Rights of Security Holders.
On November 24, 2009, Northland Cable Properties Seven Limited Partnership (the “Partnership”) filed with the Secretary of State of the State of Washington an amendment to its Amended and Restated Agreement of Limited Partnership to extend the term of the Partnership from December 31, 2010 to December 31, 2013 (the “Amendment”). The Amendment was approved at a special meeting of limited partners on November 19, 2009.
As a result of the Amendment, holders of the units of limited partnership interests of the Partnership may not be able to liquidate their investment in the Partnership until the earlier of December 31, 2013, or upon the dissolution, winding up and termination of the Partnership. Despite the extension of the term of the Partnership, Northland Communications Corporation, the Managing General Partner of the Partnership, remains fully committed to selling the Partnership’s assets and winding up the Partnership as soon as possible, provided that a fair price for the assets can be secured.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Properties Seven Limited Partnership By: Northland Communications Corporation (Managing General Partner)
Dated: November 25, 2009	By:	/s/ GARY S. JONES
		Name:	Gary S. Jones
		Title:	President

	By:	/s/ RICHARD I. CLARK
		Name:	Richard I. Clark
		Title:	Executive Vice President, Treasurer and Assistant Secretary